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                                                                   Exhibit 10.44


                                 SIXTH AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                 RETIREMENT PLAN

      WHEREAS, Fisher Scientific International Inc. (the "Company") has entered into the Asset Purchase Agreement dated as of October 16, 2003 among Pfizer Inc. , Pharmacia & Upjohn Company and Fisher Clinical Services, Inc. (the "Agreement"); and

      WHEREAS, the Fisher Scientific International Inc. Administrative and Investment Committee (the "Committee") has the authority pursuant to Section
10.1 of the Fisher Scientific International Inc. Retirement Plan to credit certain employees with eligibility and vesting service based upon their service with a prior employer; and

      WHEREAS, the Agreement specifies and the Committee desires the grant of such services to former employees of Pharmacia & Upjohn Company (and its affiliates) who are engaged in the clinical drug supply packaging and warehouse business located at Kensington Center in Mount Prospect, Illinois (the "Mount Prospect Employees") who are employed by Fisher Clinical Services, Inc. as of November 30, 2003 (the Closing Date - as defined in the Agreement);

      NOW, THEREFORE, be it resolved as follows:

      RESOLVED, Schedule D to the Plan is amended by the addition of a new section at the end thereof to read as follows:

      "8.   Mount Prospect Employees.

            With respect to each employee of the clinical drug supply packaging and warehouse business located at Kensington Center in Mount Prospect, Illinois (the "Mount Prospect Employees") who became an Employee of Fisher Clinical Services, Inc. in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement dated as of October 16, 2003 among Pfizer Inc. , Pharmacia & Upjohn Company and Fisher Clinical Services, Inc. (the "Agreement"), such employee's service for purposes of determining the Employee's eligibility to participate in the Plan and vesting service under the Plan shall be determined under the applicable provisions hereof as if his period of employment with Pharmacia & Upjohn Company (and its affiliates) was a period of employment with the Company. The Eligibility Service requirement of Section 2.1 shall not apply to any Mount Prospect Employee who is employed on November 30, 2003.

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      RESOLVED, FINALLY, that all other provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Retirement Plan is amended this 2nd day of December, 2003.

                                                   ADMINISTRATIVE AND INVESTMENT
                                                   COMMITTEE


                                                   /s/ Paul M. Meister
                                                   _____________________________
                                                   Paul M. Meister


                                                   /s/ Todd M. DuChene
                                                   _____________________________
                                                   Todd M. DuChene